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      EX-10.1

                              CONSULTING AGREEMENT

This Consulting Agreement ["the Agreement"] entered into on the date herein below set forth adjacent to the signatures of the parties executing the same between Dennis H. Johnston, Esq., Attorney at Law [AJohnston@], and Freestar Technologies [AClient@].

Whereas Client requires the services of Johnston to facilitate the acquisition by Client of all of the assets of EPaylatina, S.A., a Dominican Republic company; and

Whereas Johnston is an attorney at law and is in the business of facilitating the acquisition of companies by other companies by merger and/or acquisition, the drafting and filing of documents for the Securities & Exchange Commission and other regulatory agencies and stock exchanges through retained professionals; and

Whereas Johnston has provided for legal services to be furnished to Client in the Dominican Republic to further facilitate this transaction.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Responsibilities and Warranties of Johnston: Johnston hereby agrees to perform consulting and advisory services for the Client in conjunction with the acquisition of all of the assets of EPaylatina, S.A. and to draft all necessary and appropriate documents in connection therewith, to become an interim director and officer of Client to further facilitate this acquisition and to engage such other and necessary professionals as may be necessary to complete the acquisition and to draft and file any and all necessary documents with regulatory authority as may be necessary to complete the acquisition and report the same.

Additionally, Johnston shall obtain the services on behalf of EPaylatina to provide an independent Certified Public Accountant to prepare the required audited financial statements for the filing of an 8-K Report with the SEC.

2. Client's Responsibilities & Warranties: Client agrees to provide to Johnston with all information necessary together with any documents which may be requested by Johnston or such professionals as Johnston may retain in connection with this Agreement to facilitate the work which Johnston has agreed to perform under the terms hereof.

Client shall be solely responsible for the accuracy of the information and representations made in any document prepared by Johnston and/or his retained professionals.

3. Consideration: Client shall pay to Johnston and/or his assigns a total of 4,000,000 shares of common stock in Client as a fee for his services, such shares shall be subject to registration by Client on Form S-8 within 7 days of the completion of Johnston's initial work and Client shall complete the S-8 Registration Statement at its sole expense.

Additionally, Client shall pay directly to the retained professionals the following fees:

(1) Dennis H. Johnston, Esq., 2,000,000 shares; and
(2) Stephan Boylan, Esq., 2,000,000 shares.



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4. Costs: In addition to the compensation set forth in Paragraph 3 above, Client shall pay directly any filing fees required to be submitted with any registration, filing, membership application, self-regulatory agency fees, bonding, fingerprinting or testing expenses, all of which must be paid directly by Client when requested by Johnston.

Client must issue checks in full payment of any such fees, payable to the appropriate payee in the appropriate amount and return the checks to Johnston together with all properly executed documents.

5. TIMELY REVIEW BY CLIENT: BE WARNED THAT SOME AGENCIES DO NOT ACCEPT DOCUMENTS WHICH HAVE BEEN NOTARIZED MORE THAN 30 DAYS PRIOR TO THEIR SUBMISSION. ANY DOCUMENT THAT REQUIRES REVISION DUE TO THE CLIENT'S FAILURE TO RETURN THEM DULY EXECUTED AND WITH PAYMENT AS REQUIRED WITHIN THE TIME FRAME SET FORTH ABOVE, MAY FIND THAT THE DOCUMENTS MUST BE REVISED AND RE-EXECUTED.

6. Circumstances incident to filing of documents: Johnston does not accept responsibility for any occurrence resulting from Federal and/or State processing backlogs, agency computer breakdowns or other circumstances which may cause a delay in the processing of documents with any such agency.

7. Indemnification: In the event litigation is instituted against Client naming Johnston as a co-defendant for any reason, Client hereby agrees to indemnify and hold harmless Johnston, his partners, employees, agents, representatives, retained professionals, their assigns and controlling persons from any loss, claim, damages, liabilities, costs and expense in any suit, proceeding and/or claim arising from the cost of investigating, preparing and defending the submissions made by Johnston based upon information which was obtained from Client and submitted on forms prepared by Johnston and/or its retained professionals. This said Paragraph 7 shall survive the expiration or termination of this Agreement.

8. Independent Contractor Status: Client acknowledges that Johnston shall perform his services under the provisions of this Agreement as an Independent Contractor and not as an employee or an affiliate of Client.

9. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

10. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes any prior understanding, written or oral, respecting the subject matter hereof. The failure of Johnston to insist upon strict performance of any term of this Agreement shall not be construed by Client as a waiver at any time of the rights, remedies or indemnification, all of which shall remain in full force and effect from the time of the execution hereof.

11. Binding Effect: This Agreement shall be binding upon the heirs, executors, administrators, assigns of the parties hereto and Client shall not assign its rights hereunder or delegate its duties under any of the terms hereof without the prior written consent of Johnston, which consent will not be unreasonably withheld.

12. Attorney's Fees and Costs: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to receive its reasonable attorney's fees and costs in connection therewith.



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13. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

14. Governing Law: This Agreement shall be governed by the Laws of the State of California and the venue for the resolution of any dispute arising hereunder shall be in Los Angeles County, California.

15. Independent Advise of Counsel: Client acknowledges and agrees that it has received the independent advise of counsel prior to executing this Agreement and that counsel has explained to Client the terms of this Agreement and their legal ramifications.

IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Downey, California on the day and year set forth below.

By: /s/ Dennis H. Johnston                Date: August 1, 2001
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    Dennis H. Johnston

CLIENT:
Name: FREESTAR TECHNOLOGIES

By: /s/ Paul Egan                         Date: August 1, 2001
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    Officer: Chief Executive Officer
    Name: Paul Egan